Exhibit 99.1

Endeavor Crude, LLC and Meridian

Equipment Leasing, LLC

Audited Combined Financial Statements

as of and for the year ended

December 31, 2023

Endeavor Crude, LLC and Meridian Equipment Leasing, LLC

i

INDEPENDENT AUDITORS’ REPORT Management Endeavor Crude, LLC and Meridian Equipment Leasing, LLC Dallas, Texas

Opinion

We have audited the accompanying combined financial statements of Endeavor Crude, LLC and Meridian Equipment Leasing, LLC, which comprise the balance sheet as of December 31, 2023 and the related combined statements of income, members’ equity, and statement of cash flows for the year then ended, and the related notes to the combined financial statements.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Endeavor Crude, LLC and Meridian Equipment Leasing, LLC, as of December 31, 2023 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Combined Financial Statements section of our report. We are required to be independent of Endeavor Crude, LLC and Meridian Equipment Leasing, LLC and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Responsibilities of Management for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Endeavor Crude, LLC and Meridian Equipment Leasing, LLC’s ability to continue as a going concern within one year after the date that the combined financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Combined Financial Statements

Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Endeavor Crude, LLC and Meridian Equipment Leasing, LLC’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Endeavor Crude, LLC and Meridian Equipment Leasing, LLC’s ability to continue as a going concern for a reasonable period of time

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Shreveport, Louisiana

June 6, 2024

Endeavor Crude, LLC and Meridian Equipment Leasing, LLC

Combined Balance Sheet
as of December 31, 2023

Assets
Current assets
Cash	1,164,555
Restricted cash, Note 11	1,262,525
Trade accounts receivable, net of allowance for credit losses of $24,531 as of December 31, 2023, Note 2	11,925,230
Prepaid expenses	546,655
Inventory	46,784
Other current assets	2,953,305
Total current assets	17,899,054

Property and equipment, net, Note 4	65,895,192

Other assets
Right-of-use asset - operating, Note 9	5,657,160
Other assets	871,655
Total other assets, net	6,528,815

Total assets	90,323,061

Liabilities and members’ equity
Current liabilities
Trade payables	1,623,303
Accrued liabilities	5,510,927
Due to related-parties, Note 5	1,182,193
Line of credit, Note 11	5,575,005
Short-term notes payable, Note 13	2,397,623
Current portion of finance lease obligations, Note 8	6,200,710
Current portion of operating lease obligations, Note 9	2,486,740
Current portion of long-term debt, Note 7	14,843,727
Total current liabilities	39,820,228

Long-term liabilities
Finance lease obligations - less current portion, Note 8	8,773,041
Operating lease obligations - less current portion, Note 9	3,164,086
Long-term debt - less current portion, Note 7	13,104,926
Total long-term liabilities	25,042,053

Members’ equity	25,460,780

Total liabilities and members’ equity	90,323,061

See independent auditors’ report and accompanying notes to the combined financial statements.

Endeavor Crude, LLC and Meridian Equipment Leasing, LLC

Combined Statement of Income

for the year ended December 31, 2023

Sales	52,509,189

Operating expenses
Operating	7,500
Auto	2,825,237
Credit losses	39,197
Bank charges	567
Business licenses	884
Business taxes	220,033
Computer	384,305
Contract labor	89,941
Depreciation	6,989,967
Employee benefits	207,471
Insurance	229,714
Inspections	7,005
Licenses and permits	209,913
Meals	866
Miscellaneous	809,731
Office	7,353
Payroll taxes	256,653
Professional fess	383,987
Rent	354,237
Repairs and maintenance	1,274,726
Regulatory	29,511
Training	6,552
Travel	236,922
Utilities	291,769
Tools	1,432
Supplies	107,389
Employee	90,668
Lease	169,574
Amortization	830,850
Salaries and wages	31,595,576
Total operating expenses	47,659,530

Income from operations	4,849,659

Other income (expense)
Other income	1,103,016
Interest income	70,696
Gain on sale of assets	(48,630)
Interest expense	(2,338,911)
Legal settlement	(64,155)
Total other expense	(1,277,984)

Net income	3,571,675

See independent auditors’ report and accompanying notes to the combined financial statements.

Endeavor Crude, LLC and Meridian Equipment Leasing, LLC

Combined Statement of Members’ Equity

for the year ended December 31, 2023

	Accumulated Other Comprehensive Income	Members’ Equity	Total
Balance, December 31, 2022	28,884	30,990,723	31,019,607

Amounts reclassified from accumulated other comprehensive income	(28,884)	28,884	0

Net income	0	3,571,675	3,571,675
Members’ contributions	0	4,901,138	4,901,138
Members’ distributions	0	(14,031,640)	(14,031,640)

Balance, December 31, 2023	0	25,460,780	25,460,780

See independent auditors’ report and accompanying notes to the combined financial statements.

Endeavor Crude, LLC and Meridian Equipment Leasing, LLC

Combined Statement of Cash Flows

for the year ended December 31, 2023

Cash flows from operating activities
Net income	3,571,675
Adjustments to reconcile net income to net cash used in operating activities:
Credit losses	39,197
Depreciation	6,989,967
Amortization of trucking contracts	830,850
Loss on disposal of assets	48,630
Amortization of debt issuance costs	77,346
(Increase) decrease in:
Trade accounts receivable	(11,715,257)
Inventory	446,352
Prepaid expenses	(295,779)
Other assets	(401,118)
Increase (decrease) in:
Trade payables	(3,782,530)
Accrued liabilities	3,913,346
Other liabilities	(137,500)
Net cash used in operating activities	(414,821)

Cash flows from investing activities
Purchases of property and equipment	(13,612,927)
Proceeds from sale of assets	150,937
Net cash used in investing activities	(13,461,990)

Cash flows from financing activities
Net borrowings on line of credit	3,579,946
Repayments of finance lease obligations	(2,959,635)
Repayments on long-term debt	(2,406,890)
Proceeds from issuance of long-term debt	14,478,240
Debt issuance costs incurred	(302,750)
Members’ contributions	2,579,500
Members’ distributions	(1,980,414)
Net cash provided by investing activities	12,987,997

Net change in cash and cash equivalents	(888,814)

Beginning cash and cash equivalents	2,053,369

Ending cash and cash equivalents	1,164,555

Supplemental disclosure of cash flow information
Cash paid for interest	2,261,565

Supplementary non-cash investing and financing activities
Assignment of related-party receivables to parent through distributions	12,051,226
Assumption of related-party payables by parent through contributions	2,321,638
Obtaining right-of-use assets in exchange for finance lease obligations	10,160,304

See independent auditors’ report and accompanying notes to the combined financial statements.

Endeavor Crude, LLC and Meridian Equipment Leasing, LLC

Notes to the Combined Financial Statements

(1)	Nature of Business

Endeavor Crude, LLC (“Endeavor”) and Meridian Equipment Leasing, LLC (“Meridian”) (collectively, the “Company” or “Companies”) are privately held Texas limited liability companies. CPE Gathering Midcon, LLC (“CP”), a wholly-owned subsidiary of Meridian, is a privately held Delaware limited liability company and Equipment Transport, LLC (“ET”), a wholly-owned subsidiary of Meridian, is a privately held Pennsylvania limited liability company. The Company is primarily engaged in the business of crude oil transportation.

Endeavor was formed in February 2019 and began operations in April 2019. Meridian was formed in April 2019 and began operations in May 2019 through the acquisition of real estate and trucking assets. Endeavor’s primary activity of generating revenue is the transportation of crude oil through its operation of a fleet of trucks and tank trailers primarily servicing Texas and New Mexico. Meridian is the owner of this fleet of trucks and tank trailers. Meridian’s primary activity of generating revenue is the leasing of these trucks and tank trailers to Endeavor.

In December 2022, Meridian acquired 100% of the membership interests in CP through a business acquisition. CP owns and operates several transfer stations and pipelines used in the processing and transportation of crude oil and gas.

In December 2023, Meridian acquired 100% of the membership interests in ET through a business acquisition. ET owns and operates a fleet of trucks and tank trailers used in the transportation of crude oil and gas. See Note 10.

(2)	Summary of Significant Accounting Policies

Basis of accounting – The combined financial statements of the Company have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Principles of consolidation/combination – These financial statements have been combined as the Companies are under common ownership and management. Meridian’s wholly owned subsidiaries have been consolidated into Meridian’s financial statements before combination. All intercompany transactions and balances have been eliminated during consolidation and combination.

Basis of presentation and use of estimates – The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

See independent auditors’ report.

Endeavor Crude, LLC and Meridian Equipment Leasing, LLC

Notes to the Combined Financial Statements

(2)	Summary of Significant Accounting Policies (continued)

Cash and cash equivalents – Cash and cash equivalents include all cash on hand and cash on deposit with maturities of less than three months.

Trade accounts receivable and allowance for credit losses – The Company’s trade accounts receivable are primarily derived from trucking transportation customers. At each balance sheet date, the Company recognizes an expected allowance for credit losses. In addition, also at each reporting date, this estimate is updated to reflect any changes in credit risk since the receivable was initially recorded. This estimate is calculated on a pooled basis where similar risk characteristics exist.

The allowance estimate is derived from a review of the Company’s historical losses based on the aging of receivables. This estimate is adjusted for management’s assessment of current conditions, reasonable and supportable forecasts regarding future events, and any other factors deemed relevant by the Company. The Company believes historical loss information is a reasonable starting point in which to calculate the expected allowance for credit losses as the Company’s portfolio segment, trucking transportation customers, has remained constant since the Company’s inception. The allowance for credit losses for trade accounts receivable was $24,531 as of December 31, 2023.

Property and equipment – Property and equipment are carried at cost, less accumulated depreciation. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets. Estimated useful lives of property and equipment are 3-7 years.

Routine maintenance and repairs are charged to operating expense, while costs of improvements and replacements are capitalized. When an asset is retired or sold, its cost and related accumulated depreciation are removed from the accounts, and the difference between the net book value of the asset and proceeds from disposition is recognized as a gain or loss in the combined statement of operations.

Other intangible assets – Other intangible assets consist of an acquired trucking contract that has been assigned a useful life of 5 years and is being amortized on a straight-line basis.

Total amortization expense relating to the trucking contract was $830,850 for the year ended December 31, 2023.

See independent auditors’ report.

Endeavor Crude, LLC and Meridian Equipment Leasing, LLC

Notes to the Combined Financial Statements

(2)	Summary of Significant Accounting Policies (continued)

Fair Value Measurements – The Company follows Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that requires the use of fair value measurements, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements.

The framework for measuring fair value provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1) and the lowest priority to unobservable inputs (level 3). The three levels of the fair value hierarchy under ASC 820 are described as follows:

Level 1 – Observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Impairment of long-lived assets – The Company regularly assesses all of its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management reviews all material assets annually for possible impairment. If such assets are considered to be impaired, the impairment recognized is measured as the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. No impairment was considered necessary during the year ended December 31, 2023.

Interest rate used for operating leases – Under the provisions of FASB ASC 842-10-65-1, the Company has elected to use the risk-free discount rate of a U.S. government bond with a period comparable with that of the lease term for all operating leases placed on the combined balance sheet.

See independent auditors’ report.

Endeavor Crude, LLC and Meridian Equipment Leasing, LLC

Notes to the Combined Financial Statements

(2)	Summary of Significant Accounting Policies (continued)

Revenue recognition – Substantially all revenue the Company earns is related to trucking fees charged to customers for gathering and transporting crude oil and gas products.

Management has identified that a legally enforceable contract with its customers is executed by both parties at the point of pickup at the customer’s location. Although the Company may have master agreements with its customers, these master agreements only establish general terms and there is no financial obligation to the customer until the load is accepted and the Company takes possession of the load.

The Company’s only performance obligation is transportation services, which is completed at the point in time in which the Company delivers the load to the customer’s designated delivery point, effectively transferring control of the load to the customer. At such time, the Company recognizes the related transportation revenue. There is no significant financing component in transaction price, as the Company’s customers generally pay within the contractual payment terms of 30 to 60 days.

Debt issuance costs – Debt issuance costs represent costs incurred in relation to the Main Street Loan Credit Facility (see Note 7). Such costs have been deferred and are being amortized on a straight-line basis over the five-year term of the related loan. Long-term debt, net of current portion is recorded on the accompanying combined balance sheet net of unamortized debt issuance costs. A total of $52,415 has been amortized to interest expense during the year ended December 31, 2023.

Income taxes – The Companies are limited liability companies that are taxed as partnerships for federal and state income tax purposes. As such, the Companies do not pay income taxes, as any income or loss and credits are included in the tax returns of the individual member. Accordingly, no provision has been made for income taxes in the combined financial statements.

Under the provisions of FASB ASC 740-10, the Company records a liability for uncertain tax positions when probable that a loss has been incurred and the amount can be reasonably estimated. The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

Subsequent events – Management has evaluated subsequent events through June 6, 2024 the date these financial statements were available to be issued. There were no material subsequent events that required recognition or disclosure in these financial statements. See note 15.

See independent auditors’ report.

Endeavor Crude, LLC and Meridian Equipment Leasing, LLC

Notes to the Combined Financial Statements

(3)	Major Customers and Concentration of Credit Risk

Endeavor had certain customers whose revenue individually represented 10% or more of the Company’s total revenue, or whose accounts receivable balances individually represented 10% or more of the Company’s total accounts receivable, as follows:

The Company had one (1) major customer that accounted for approximately 30% of revenue for the year ended December 31, 2023 and 34% of the balance of accounts receivable as of December 31, 2023.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) up to certain limits. The Company has not experienced any losses in such accounts.

(4)	Property and Equipment

The Company’s balance of property and equipment at year end is comprised of the following:

Land	2,848,857
Buildings and Improvements	1,700,201
Trucks and trailers	30,603,602
Right-of-use asset - finance leases	14,718,960
Pipeline and tanks	41,107,022
Sub-total	90,978,642
Less: accumulated depreciation	(25,083,450)
Property and equipment, net	65,895,192

Depreciation expense related to property and equipment was $6,989,967 for the year ended December 31, 2023

(5)	Related-Party Transactions

During the year ended December 31, 2023, the Company received an operating loan from Waskom Enterprises, LLC, a related party controlled by James H. Ballengee (“Ballengee”), the manager of Jorgan Development, LLC, the majority owner of the Company. The loan is short term in nature with no stated repayment terms. As of December 31, 2023, the Company owed a total of $1,182,193 to Waskom Enterprises, LLC.

See independent auditors’ report.

Endeavor Crude, LLC and Meridian Equipment Leasing, LLC

Notes to the Combined Financial Statements

(5)	Related-Party Transactions (continued)

On January 1, 2023, Endeavor entered into a take or pay agreement with White Claw Crude, LLC (“WCC”), a related party controlled by Ballengee, in which the Company is to provide hauling services to WCC for their crude oil and gas products. The agreement states that if WCC does not haul 100,000 barrels per day during the period January 1, 2023 through December 31, 2033, the minimum volume commitment (“MVC”), then WCC must pay the Company a deficiency fee equal to the shortage amount, in barrels, multiplied by 25% of the average rate of all hauls for the related calendar year. During the year ended December 31, 2023, the Company earned $8,997,073 in deficiency fees, which are included in sales in the accompanying combined statement of income.

On January 1, 2023, CP entered into a take or pay agreement with WCC in which WCC is to process and transfer 200,000 barrels per month, the MVC, of its crude oil and gas products through the Company’s processing and transfer terminals. The agreement states WCC must pay the Company an amount equal to the greater of the actual volume of product transferred multiplied by the applicable rate, or, the MVC multiplied by the applicable rate. The applicable rates are $1.00 per barrel up to the MVC and $.50 for each barrel in excess of the MVC. During the year ended December 31, 2023, the Company earned $2,401,422 from the agreement, which are included in sales in the accompanying combined statement of income.

(6)	Note Payable – PPP Loan

On March 11, 2020, the World Health Organization pronounced the coronavirus (COVID-19) outbreak a pandemic. Citizens and the economies of the United States and other countries have been significantly impacted by the pandemic. In response to the COVID-19 outbreak in 2020, the U.S. Federal Government enacted the Coronavirus Aid, Relief, and Economic Security Act that, among other economic stimulus measures, established the Paycheck Protection Program (PPP) to provide small business loans. In April 2020, the Company obtained its first PPP loan in the amount of $2,145,300. The note matures in April 2025 and bears interest at a fixed annual rate of 1% with the first six months of interest deferred. During the period ending December 31, 2021, the Company received a second PPP loan in the amount of $2,000,000 and received forgiveness of $1,000,735 for the first loan. The second note matures in February of 2026 and bears interest at a fixed annual rate of 1%. The Company believes that all PPP proceeds have been used on qualifying expenses and expects to be forgiven for the remaining portion of the first loan, as well as the full amount of the second loan.

See independent auditors’ report.

Endeavor Crude, LLC and Meridian Equipment Leasing, LLC

Notes to the Combined Financial Statements

(7)	Long-term Debt
Long-term debt as of December 31, 2023 consisted of the following:
Note payable to Ford Credit dated November 1, 2019, payable in 54 monthly installments of $860 at 8.6% interest. Note is collateralized by a 2019 Ford Explorer.	3,008
Note payable to B1Bank dated February 12, 2020, payable in 48 monthly installments of $7,278 at 5.5% interest. Note is collateralized by 6 Dragon tractor trailers.	13,985
Main Street Lending Priority Loan Agreement with Business First Bank dated November 12, 2020. Interest accrues at the LIBOR rate plus 3% per annum; maturing on November 12, 2025; secured by substantially all assets of the Company.	10,760,805
Note payable to the U.S. Small Business Administration dated June 16, 2020, payable in 348 monthly installments of $731 beginning June 16, 2021 at 3.75% interest. Note is collateralized by substantially all assets of the Company.	160,000
Note payable to Ally Financial dated July 30, 2021, payable in 60 monthly installments of $1,645 at 6.24% interest. Note is collateralized by a 2020 Dodge Challenger.	50,393
Note payable to TD Ameritrade dated January 4, 2021, payable in 72 monthly installments of $991.21 at 6.89% interest. Note is collateralized by a 2019 Ford Expedition.	32,838
Note payable to TD Ameritrade dated December 9, 2021, payable in 72 monthly installments of $1,434 at 4.94% interest. Note is collateralized by a 2018 Jeep Grand Cherokee.	62,378
Note payable to Ally Financial dated December 24, 2021, payable in 60 monthly installments of $1,532 at 9.79% interest. Note is collateralized by a 2018 Ford Expedition.	46,684
Note payable to Ford Credit dated March 31, 2023, payable in 60 monthly installments of $1,046 at 0.90% interest. Note is collateralized by a 2018 Ford F-150.	57,272
Note payable to Ford Credit dated March 31, 2023, payable in 60 monthly installments of $1,093 at .9% interest. Note is collateralized by a 2022 Ford F-150.	60,249
Notes payable to Small Business Administration dated April 10, 2020 and February 4, 2021, payable in 60 monthly installments of $30,374 and $35,024, respectively, at 1.00% interest. Notes are collateralized by the Company’s real and personal property.	2,482,360

See independent auditors’ report.

Endeavor Crude, LLC and Meridian Equipment Leasing, LLC

Notes to the Combined Financial Statements

(7)	Long-term Debt (continued)
Note payable to Ford Credit dated July 17, 2023, payable in 48 monthly installments of $1,622 at 9.99% interest. Note is collateralized by a 2021 Chevrolet Tahoe.	58,787
Note payable to TD Ameritrade dated January 6, 2023, payable in 72 monthly installments of $1,194 at 8.99% interest. Note is collateralized by a 2021 Ford F-250.	58,351
Note payable to Ally Financial dated February 27, 2023, payable in 72 monthly installments of $1,163 at 10.89% interest. Note is collateralized by a 2022 Ford F-150.	55,849
Note payable to Ford Credit dated July 7, 2023, payable in 48 monthly installments of $1,195 at 2.9% interest. Note is collateralized by a 2023 Ford F-150.	54,935
Note payable to Ford Credit dated September 8, 2023, payable in 48 monthly installments of $2,370 at 10.79% interest. Note is collateralized by a 2022 Dodge Charger.	86,854
Note payable to Pilot OFS Holdings, LLC dated December 31, 2023, payable in one lump sum payment of $12,500,000 plus all interest accrued at a rate of 10.5% on June 30, 2024. Note is collateralized by 405 various tractors, trucks, and trailers along with all related tools and supplies.	12,500,000
Note payable to Pilot OFS Holdings, LLC dated December 1, 2023, payable in 18 monthly installments of $90,431 at 10.5% interest. Note is collaterlized by 28 various tanker trailers.	1,500,000
Less: unamortized debt issuance costs	(96,095)
Long-term debt, less unamortized debt issuance costs	27,948,653
Less: current portion	(14,843,727)
Total long-term debt, less current portion	13,104,926

Following are maturities of long-term debt for each of the next five years:

2024	14,843,727
2025	10,727,026
2026	2,162,737
2027	115,025
2028 & thereafter	100,138
Totals	27,948,653

See independent auditors’ report.

Endeavor Crude, LLC and Meridian Equipment Leasing, LLC

Notes to the Combined Financial Statements

(8)	Finance Lease Obligations

On December 28, 2021, the Company entered into six finance leases with Maxus Capital Group, LLC (Maxus) for 57 trucks and tanker trailers.

The leases have terms of thirty-six (36) months with monthly installments ranging from $10,986 to $14,483 and the option to purchase the leased equipment at the end of the lease term ranging from $37,927 to $50,000. The Company is required to make a one-time security deposit payment for each lease ranging from $10,986 to $14,483 to be used in the event of a default by the Company. At the end of the terms, Maxus will return the balance of any security deposit payments.

The terms of the lease agreement, including the Company’s option to purchase the leased assets from Maxus at the end of the lease term, classify the lease as a finance lease in accordance with FASB ASC 842. As such, the Company has recorded a lease obligation equal to the present value of the future cash payments using the interest rate provided by Maxus Capital Group of 8.61%, as well as a lease asset equal to the present value of the future cash payments using an interest rate of 8.61% plus lease costs of $94,905 and prepaid lease payments of $111,555.

On April 21, 2022, the Company entered into two additional finance leases with Maxus, the first being for thirty (30) trucks and tanker trailers and the second being for two (2) tanker trailers.

Both leases have a term of thirty-six (36) months with monthly installments of $24,767 and $4,473 for the first and second lease, respectively. Both leases include an option to purchase the leased equipment at the end of the lease term for $83,400 and $15,000 for the first and second lease, respectively. The Company is required to make a one-time security deposit payment of $24,767 and $4,473 for the first and second lease, respectively, to be used in the event of a default by the Company. At the end of the terms, Maxus will return the balance of any security deposits.

The terms of the lease agreements, including the Company’s option to purchase the leased assets from Maxus at the end of the lease terms, classify the leases as finance leases in accordance with FASB ASC 842. As such, the Company has recorded lease obligations equal to the present value of the future cash payments using the interest rate provided by Maxus Capital Group of 10.44% and 10.19% for the first and second lease, respectively, as well as lease assets equal to the present value of the future cash payments using an interest rate of 10.44% and 10.19%, respectively, plus lease costs of $25,030 and $5,150 for the first and second lease, respectively.

See independent auditors’ report.

Endeavor Crude, LLC and Meridian Equipment Leasing, LLC

Notes to the Combined Financial Statements

(8)	Finance Lease Obligations (continued)

On December 22, 2022, the Company entered into two sale and leaseback transactions with Maxus. The Company assigned all of the assets comprising the pipeline system that was acquired from the acquisition of CPE Gathering Midcon, LLC to Maxus for consideration of $3,250,000 and $1,198,931 for the first and second sale, respectively. and entered into two lease agreements to lease the pipeline assets back from Maxus for 60 monthly payments of $56,803 and $20,955 for the first and second lease, respectively. At the end of the lease term, the Company has an option to purchase the pipeline assets back from Maxus for $1,218,762 and $449,604 for the first and second lease, respectively.

The Company has pledged 100% of its interests in the related pipeline assets as collateral for the lease obligations.

The Company is required to make one-time security deposit payments of $56,803 and $20,955 for the first and second lease, respectively, to be used in the event of a default by the Company. In addition, the Company is required to make minimum cash reserve payments of at least $18,934 and $6,985 for the first and second lease, respectively, each month in addition to the base lease payments until Maxus has received $681,640 and $251,458 for the first and second lease, respectively. The cash reserve payments are to be used in the event of default by the Company. All security deposit amounts as well as cash reserve amounts will be fully refunded to the Company at the end of the lease term. As of December 31, 2023, the balance of cash reserve payments made under these lease obligations was $311,033.

The terms of the lease agreement, including the Company’s option to purchase the pipeline assets from Maxus at the end of the lease term, preclude the Company from using sale and leaseback accounting treatment in accordance with FASB ASC-842-40. As such, the transaction is being accounted for as a financing arrangement, whereby the Company does not record a sale or derecognize the pipeline assets. The Company continues to record depreciation expense on the pipeline assets and has recorded a financial liability due to Maxus (included in Finance lease obligations in the accompanying balance sheet).

The Company is using imputed interest rates of 16.85% and 17.39% for the first and second lease, respectively, which results in the carrying value of the financial liability equating the estimated book value of the pipeline assets at the end of the lease terms and the date at which the Company may exercise its buy-back option.

See independent auditors’ report.

Endeavor Crude, LLC and Meridian Equipment Leasing, LLC

Notes to the Combined Financial Statements

(8)	Finance Lease Obligations (continued)

On March 22, 2023, the Company entered into three (3) additional finance leases with Maxus for 90 trucks and tanker trailers.

The leases have terms of thirty-six (36) months with monthly installments ranging from $14,443 to $37,865 and the option to purchase the leased equipment at the end of the lease term ranging from $47,586 to $124,758. The Company is required to make a one-time security deposit payment for each lease ranging from $14,443 to $37,865 to be used in the event of a default by the Company. At the end of the terms, Maxus will return the balance of any security deposit payments.

The terms of the lease agreements, including the Company’s option to purchase the leased assets from Maxus at the end of the lease terms, classify the leases as finance leases in accordance with FASB ASC 842. As such, the Company has recorded lease obligations equal to the present value of the future cash payments using the interest rate implicit in the leases of 11.56% as well as lease assets equal to the present value of the future cash payments using an interest rate of 11.56%.

On November 20, 2023, the Company entered into five (5) additional finance leases with Maxus for one hundred and five (105) trucks and tanker trailers.

The leases have terms of thirty-six (36) months with monthly installments ranging from $23,192 to $75,217 and the option to purchase the leased equipment at the end of the lease term ranging from $74,000 to $240,000. The Company is required to make a one-time security deposit payment for each lease ranging from $23,192 to $75,217 to be used in the event of a default by the Company. At the end of the terms Maxus will return the balance of any security deposit payments.

The terms of the lease agreements, including the Company’s option to purchase the leased assets from Maxus at the end of the lease terms, classify the leases as finance leases in accordance with FASB ASC 842. As such, the Company has recorded lease obligations equal to the present value of the future cash payments using the implicit borrowing rate of similar leases with Maxus for similar assets and terms of 11.56% as well as lease assets equal to the present value of the future cash payments using an interest rate of 11.56% plus lease costs of $302,750 and prepaid lease payments of $235,054.

See independent auditors’ report.

Endeavor Crude, LLC and Meridian Equipment Leasing, LLC

Notes to the Combined Financial Statements

(8)	Finance Lease Obligations (continued)

Future minimum lease payments for each of the next five years under the Maxus lease obligation and a reconciliation of undiscounted cash flows to the balance of the lease obligation as of December 31, 2023 on the accompanying combined balance sheet are as follows:

2024	6,200,710
2025	4,911,823
2026	4,462,499
2027	855,340
Total minimum lease payments	16,430,372
Less: amount representing interest	(4,189,714)
Present value of net minimum payments	12,240,658
Add: carrying value of lease obligation at end of lease term	2,832,813
Total lease obligation	15,073,471
Less: unamortized financing fees	(99,720)
Total lease obligation, less unamortized financing fees	14,973,751
Less: current portion	(6,200,710)
Total lease obligation, less current portion	8,773,041

(9)	Operating Lease Liabilities

On May 1, 2021, and December 16, 2021, the Company entered into operating leases with Monahans Commercial Properties, LLC (Monahans) and Glacier Oilfield Services, Inc. (Glacier) for the use of corporate office space with terms of 60 months and 36 months with monthly installments of $10,000 and $4,000, respectively.

The terms of the lease agreement classify the lease as an operating lease in accordance with FASB ASC 842. As such, the Company has recorded a lease obligation as well as a lease asset equal to the present value of the future cash payments. In determining the discount rate for the calculation of future cash payments, the Company used the risk-free discount rate of .857% for Monahans and .948% for Glacier, which are the rates of a U.S. government bond as of the commencement dates of the leases and for a term comparable to the respective lease terms.

As part of the business acquisition of ET, dated December 22, 2023, Meridian assumed three (3) leases with Pilot Water Solutions SWD, LLC for the use of trucking yards, shops, and a housing development to be used in trucking operations. The terms of the leases range from twenty-four (24) to thirty-six (36) with monthly installments ranging from $5,750 to $138,395.

See independent auditors’ report.

Endeavor Crude, LLC and Meridian Equipment Leasing, LLC

Notes to the Combined Financial Statements

(9)	Operating Lease Liabilities (continued)

The terms of the lease agreements classify the leases as operating leases in accordance with FASB ASC 842. As such, the Company has recorded a lease obligation as well as a lease asset equal to the present value of the future cash payments. In determining the discount rate for the calculation of future cash payments, the Company used the risk-free discount rate of 4.336% and 4.042%, which are the rates of a U.S. government bonds as of the commencement dates of the leases and for a term comparable to the respective lease terms.

Under the provisions of ASC 842, the Company has elected the practical expedient to not separate nonlease components from lease components and instead will account for each separate lease component and the related nonlease components as a single lease component. The Company has made this election for all operating leases.

Under the provisions of ASC 842, the Company has elected the short-term lease expedient. A short-term lease is a lease that, as of the commencement date, has a lease term of 12 months or less and does not include an option to purchase the underlying asset that the lessee is reasonably certain to exercise. For such leases, the Company will not apply the recognition requirements of Topic 842 and instead will recognize the lease payments as lease cost on a straight-line basis over the lease term. Lease costs related to short-term leases as of December 31, 2023 were $218,237.

Future minimum lease payments for each of the next three years under the operating lease obligations and a reconciliation of the undiscounted cash flows to the balance of the operating lease obligation as of December 31, 2023 on the accompanying combined balance sheet are as follows:

2024	2,486,740
2025	2,431,740
2026	978,975
Total minimum lease payments	5,897,455
Less: amount representing interest	(246,629)
Total lease obligation	5,650,826
Less: current portion	(2,486,740)
Total lease obligation, less current portion	3,164,086

See independent auditors’ report.

Endeavor Crude, LLC and Meridian Equipment Leasing, LLC

Notes to the Combined Financial Statements

(10)	Business Combination

On December 22, 2023, Meridian acquired 100% of the security interest in ET, a limited liability company in the business of crude oil transportation through the use of trucking equipment, for cash consideration of $12,500,000, making ET a wholly owned subsidiary of Meridian. Meridian did not assume any liabilities of ET as a result of the purchase. Included in the assets acquired by the Company were trade accounts receivable that have a fair market value of $1,500,000 and are believed to be 100% collectible. The fair value of net assets acquired was estimated to equal the amount of consideration paid by Meridian.

The following is a list of net identifiable assets at estimated fair value assumed as of the date of the acquisition:

Total cash consideration	12,500,000
Purchase price allocation:
Accounts receivable	1,500,000
Inventory	46,784
Property and equipment, net	10,953,216
Net assets acquired	12,500,000

(11)	Line of Credit

On January 6, 2023, the Company entered into an accounts receivable factoring agreement with a financial institution that allows the Company to sell their currently outstanding accounts receivable for cash up to a maximum principal balance of $7,500,000 (hereinafter referred to as line of credit). The Company is charged a service charge by the institution in the amount of 1% of all receivables purchased. The agreement states that if a receivable becomes 120 days or more outstanding, then the institution may require the Company to repurchase the account at face value. To facilitate the potential buyback, the agreement states that the Company must keep a reserve account with the institution in an amount equal to 10% of all purchased accounts. The outstanding principal balance of the line of credit was $5,575,005 as of December 31, 2023. The amount of the reserve account was $1,262,525 as of December 31, 2023 and is included in restricted cash in the accompanying combined balance sheet.

See independent auditors’ report.

Endeavor Crude, LLC and Meridian Equipment Leasing, LLC

Notes to the Combined Financial Statements

(12)	Interest Rate Swap

During February 2022 the Company entered into an interest rate swap contract associated with its Main Street Lending Priority Loan (See Note 7). The Company used the interest rate swap to manage risks related to interest rate movements and effectively converted this variable rate debt into a fixed-rate borrowing at 3.92% on a notional amount of $10,000,000. The swap contract settled monthly. On May 11, 2023, the Company terminated its swap agreement with Citibank N.A. The Company recorded a net gain of $686,096 included in other income in the accompanying combined statement of income.

(13)	Short-Term Borrowings

On November 20, 2023, the Company entered into a short-term financing agreement with Maxus for a principal amount of $1,500,000. The Company will make interest only payments monthly until the maturity of the note, upon which all outstanding principal and accrued interest is due. The note was originally scheduled to mature six months from the date of borrowing and was subsequently extended an additional six months to a maturity date of November 20, 2024. The note is collateralized by twenty-eight (28) trucks and tanker trailers.

On November 30, 2023, the Company entered into a cash advance agreement with Curve Capital, LLC (“Curve”) in which the Company pledged future receipts of its accounts receivable in exchange for $1,000,000 in cash. The Company is required to pay Curve a total of $1,390,000 in weekly installments of $38,612 at 7% interest.

(14)	Adoption of New Accounting Standard

In June 2016, the FASB issued guidance (FASB ASC 326) which significantly changed how entities will measure credit losses for most financial assets and certain other instruments that aren’t measured at fair value through net income. The most significant change in this standard is a shift from the incurred loss model to the expected loss model. Under the standard, the disclosures are required to provide users of the financial statements with useful information in analyzing an entity’s exposure to credit risk and the measurement of credit losses. Financial assets held by the company that are subject to the guidance in FASB ASC 326 were trade accounts receivable.

The Company adopted the standard effective January 1, 2023. The impact of the adoption was not considered material to the combined financial statements.

(15)	Subsequent Events

On March 21, 2024, the members of the Company entered into a Membership Interest Purchase Agreement with Vivakor, Inc. (“Vivakor”), whereby, at closing, Vivakor will acquire 100% of the membership interests of the Company.

See independent auditors’ report.

Endeavor Crude, LLC and Meridian Equipment Leasing, LLC

Notes to the Combined Financial Statements

(15)	Subsequent Events (continued)

Vivakor’s acquisition of 100% of the membership interests of the Company is subject to various closing conditions. As of the date the financial statements were available to be issued, the acquisition has not yet officially occurred.

See independent auditors’ report.